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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report - January 16, 2003
                        (Date of earliest event reported)


                              PREMIER BANCORP, INC.

             (Exact name of registrant as specified in its charter)



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                 PENNSYLVANIA                              1-15513                           23-2921058
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
         (State or other Jurisdiction               (Commission File No.)                  (IRS Employer
               of Incorporation)                                                       Identification Number)
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 379 NORTH MAIN STREET, DOYLESTOWN, PA                                     18901
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(Address of principal executive offices)                                (Zip Code)
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                                 (215) 345-5100
                                 --------------
               (Registrant's telephone number including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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Item 5. Other Events.

      On January 16, 2003, Premier Bancorp, Inc. (AMEX: PPA), the holding company for Premier Bank entered into a definitive Agreement and Plan of Merger with Fulton Financial Corporation (Nasdaq: FULT). Pursuant to the terms of the agreement, Premier will merge with and into Fulton with Fulton surviving and all of the outstanding shares of Premier common stock will be converted into shares of Fulton common stock. Following the merger, Premier's wholly-owned banking subsidiary, Premier Bank, will continue its operations as a Fulton subsidiary. The transaction is expected to close in the third quarter of 2003.

     Under the terms of the agreement, each share of Premier common stock will be exchanged for 1.34 shares of Fulton common stock, for an aggregate transaction value of approximately $89.3 million. On the effective date of the transaction, all of the outstanding options to purchase Premier common stock will be exchanged for options to purchase Fulton common stock. The outstanding shares of Premier's Series A Preferred Stock are expected to be redeemed in accordance with their terms at or before the effective date of the transaction.

      The transaction is subject to, among other things, regulatory approval and approval by the shareholders of Premier. Premier may terminate the agreement in certain market conditions regarding Fulton's common stock. As part of the merger agreement, Premier granted Fulton an option to purchase up to 19.99% of Premier's common stock at an exercise price of $17.85 per share, under specified conditions.

      In accordance with General Instruction F to Form 8-K, the attached Agreement and Plan of Merger (Exhibit 2.1), press release (Exhibit 99.1), Warrant Agreement (Exhibit 99.2), and Warrant (Exhibit 99.3) explain the terms of the transaction in more detail and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibits:

            2.1 Agreement and Plan of Merger, dated as of January 16, 2003, between Premier Bancorp, Inc. and Fulton Financial Corporation.

            99.1  Press Release, dated January 16, 2003.

            99.2  Warrant Agreement, dated January 16, 2003.

            99.3  Warrant, dated January 16, 2003.
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PREMIER BANCORP, INC.
                                       (Registrant)


Dated: January 17, 2003                /s/ John C. Soffronoff
                                       -----------------------------------------
                                       John C. Soffronoff, President and
                                       Chief Executive Officer
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                                  EXHIBIT INDEX

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                                                                           PAGE NO. IN
                                                                             MANUALLY
                                                                              SIGNED
EXHIBIT NO.                                                                  ORIGINAL
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
2.1       Agreement and Plan of Merger, dated as of
          January 16, 2003, by and between Premier Bancorp, Inc.
          and Fulton Financial Corporation                                      5

99.1      Press Release, dated January 16, 2003.                               62

99.2      Warrant Agreement, dated January 16, 2003.                           65

99.3      Warrant, dated January 16, 2003.                                     74
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